                          Proxy Agreement

                         (English Version)

This Proxy Agreement (the "Agreement") is entered into as of December

20, 2006, between the following  parties:

PARTY A: Longdan International Inc.

Legal Address: Renaissance Trust Ltd, Solomon Building, P. O. Box 636,

Main Street, Charlestown, Nevis.

PARTY B: Hubei Longdan Biological Medicine Technology Co. Ltd.

Legal Address: Floor 21, Jiangtian Building, No. 586 Wuluo Road,

Wuchang District, Wuhan, Hubei, China, 430070.

PARTY C: The Chairman and each of the Shareholders who collectively own

(a)

100% of the Class A of the Common stocks;

(b)

Part of the Class B of the Common Stocks;

(c)

Part of the Class C of the Common stocks;

and those shareholders represent majority of the voting power and registered capital in Party B.

WHEREAS, Party A is a business company incorporated under the laws of

Nevis;

WHEREAS, Party B is a company with exclusively domestic capital registered in the People's Republic of China, and is engaged in the business of Chinese medicine development, manufacturing, sale and pharmacy management distribution network;

WHEREAS, Part A has entered a series of agreements, collectively the

"Main Agreements", which include "Exclusive Consult and Services

Agreement", "Operating Agreement" and "Equity Pledge Agreement", and

"Exclusive Option Agreement", with Part B, or Part B and Part B's shareholders together, concurrently with this Agreement;

WHEREAS, Party A, Part B and Part C agree to further clarify issues relative to the exercise of voting power over the registered capital of

Party B occupied and held by Party C pursuant to provisions of this

Agreement.

NOW THEREFORE, Party A, Part B and Part C through negotiations hereby agree as follows through mutual negotiations:

1.

Authorization of Voting Power

     1.1 Party C (Chairman and each shareholder) hereby irrevocably authorizes Party A , or any of Party A's designees ("Designee") to undertake and exercise all of his voting rights as a shareholder of

Party B pursuant to the laws of the People's Republic of China (PRC) and the company documents of Party B ("Authorized Rights") for the period specified in Article 3  hereunder. The Authorized Rights include, but are not limited to:

     (a) Fully represent of such shares in all cases.

     (b) Make attendance of the shareholder meetings, and execution of the voting power of such shares of Party B either in person or by proxy.

     (c) Appoint the Party B's directors.

     1.2 Party A approves the authorization involved in Article 1.1,

and may from time to time establish and amend rules to govern how Part

A shall exercise such Authorized Rights in the names of Party C according to the provisions of this Agreement.

     1.3 Party B recognizes and approves this Authorized Rights, and shall not take any effects or act in any manner inconsistent with the provisions of this Agreement.

     1.4 All Parties hereby acknowledge that, regardless of any change with the equity interests of Part B, the authorization involved in

Article 1.1 will keep consistently.

     1.5 Party C agrees that, upon the request of Party A at any time and from time to time, it will execute any and all further

documentation including, without limitation, powers of attorney, voting rights authorizations and/or proxies, to enable Party A to exercise the

Authorized Rights granted to it hereunder at any meeting of the holders of Party B's registered capital, and to further take any and all actions necessary for Party A to exercise the Authorized Rights hereunder.

2.   Obligations Separate

The Chairman and the Shareholders hereby acknowledge that the obligations of the Chairman and the Shareholders under this Agreement are separate, and if one such party shall no longer be a shareholder of the Company, the obligations of the other party shall remain intact.

3.   Effective Date And Term

This Agreement shall come into effect as of the date first present above. The term of this Agreement shall be twenty (20) years and may be extended by the written agreement among the Parties upon the expiration of this Agreement, Party A may elect to renew this authorization for an additional twenty (20) year period after the initial term hereof or any renewal term.

4.   Termination

During the initial or any renewal term of this Agreement, Party B shall not elect to terminate this Agreement. Notwithstanding the above stipulation, Party A shall have the right to terminate this Agreement with or without any reason at any time by definitely giving Party B a written notice thirty days prior to the termination.

5. This Agreement shall be governed by, and construed in accordance with the laws of the People's Republic of China.

6.   Language

This Agreement has been written in both Chinese and English, and only executed in Chinese. This Agreement is executed in three originals and each Party holds one original. Each original has the same legal effect.

This Agreement may also be executed in two or more counterparts, which together shall constitute a single agreement. This Agreement and any documents relating to it may be executed and transmitted to any other party by facsimile, which facsimile shall be deemed to be, and utilized in all respects as, an original, wet-inked document and with the same legal effect as an original.

7.    Amendments and Supplementary Agreements

     Parties may negotiate and enter any amendments of this Agreement,

or supplementary agreements on matters not agreed upon herein. Any amendments of this Agreement, or supplementary agreements shall be valid only when made in writing and signed by all parties. Any amendments of this Agreement, or supplementary contracts have equal effect as this Agreement.

8.    No Payment

     Party A shall not receive any payment for exercising the

Authorized Rights hereunder.

                         (Signature Pages Follow)

                 Signature Pages

IN WITNESS WHEREOF the Part A, Part B and Part C hereto have caused this Agreement to be duly executed on their behalf by a duly authorized representative as of the date first written above.

Party A :  Longdan International Inc.

By: /s/ Zhilin Zhang

Zhilin Zhang

Chairman

Party B:  Hubei Longdan Biological Medicine Technology Co. Ltd.

By: /s/ Zhilin Zhang

Zhilin Zhang

Chairman

Chairman:

By: /s/ Zhilin Zhang

Zhilin Zhang

(Shareholders Signature Pages Follow)

   Signature Pages For Shareholders

These Signatures Dated December 20, 2006 Are For Proxy Agreement

Name	Name(Chinese	Identity Code	Share Class	Shares No.	Voting Power Percentage(%)	Signature
Zhang Boyu	张博宇	420505198612107O3	A	3590116	38.17	Zhang Boyu

Note: every share of Class A equals 10 share votes of Class B

Zhang Zhilin	张志霖	420106611025201	B	1482000	1.57	Zhang Zhi Lin
Zhang Hua	张华	422421660820041	B	1235000	1.31	Zhang Hua
Lu Jilan	鲁继兰	421022194302044 88	B	7085000	7.53	Lu Ji Lan
Zhang Boyu	张博宇	42050519861210703	B	7355734	7.82	Zhang Boyu
Tao Yurun	陶昱润	421022197905280 01	B	9132500	9.71	Tao Yurun
Li Chun	李春	42010319700207283	B	3087500	3.28	Li Chun

Total: 69.39